Exhibit 10.1

September 12, 2006

Via Federal Express
David D. Muth
611 SW 15th Street
Boca Raton, Florida 33486

Dear Dave:

On behalf of Avalon Pharmaceuticals, Inc. I am pleased to offer you the following position as an employee of the Company:

Job Title:	Executive Vice President and Chief Business Officer

Reporting to:	Kenneth C. Carter, President & CEO

Starting Date:	September 21, 2006

Initial Starting Salary:	$280,000 per annum, subject to adjustment from time to time in the Company’s discretion

Classification:	Exempt

Equity:	Subject to the approval of the Compensation
Committee of the Company’s Board of Directors, the
Company will grant you options for 120,000 shares
of Avalon Pharmaceuticals, Inc. Common Stock under
the Company’s Stock Option Plan. These options
will vest over a four (4) year period, effective
the date of grant. The options will be available
to you retroactively only upon the successful
completion of the 90-day Introductory Period. The
terms and conditions for any options will be those
in the Company’s Plan, or as set by the Board.

Bonus Plan:	Eligibility and distribution of bonus is based on
the achievement of corporate and individual
objectives in accordance with the approved Avalon
Pharmaceuticals Compensation Plan. You will be
eligible for a bonus up to 35% of your base pay
depending upon the completion of the approved
goals. The bonus for 2006 will be prorated.

Benefits:	The Company provides a comprehensive benefits
program, which includes standard medical and
dental benefits, long- and short-term disability
coverage, a 401(K) plan, and Employee Assistance
Program, and a flexible benefits plan. Paid time
off is also available to all employees. These
programs will be provided in accordance with the
terms and conditions set forth in each plan, and
are subject to change at the Company’s discretion.
Provided that underwriting approves your
application, you will also receive benefit of
Avalon’s salary continuation plan for executives.

Relocation:	The Company will pay for your moving expenses as outlined in Attachment A.

Termination:	Upon termination for any reason, the Company shall
pay you within two weeks of such termination, your
current base salary earned through the termination
date, plus accrued vacation, if any, and other
benefits or payments, if any, to which you are
entitled as provided in accordance with the terms
and conditions of such benefit plan. In the event
you are terminated by the Company after the 90-day
Introductory Period without “Cause” (as herein
defined), or if you terminate your employment with
the Company for “Good Reason” (as hereinafter
defined), the Company shall immediately vest one
half (1/2) of any shares granted to you under the
Company’s Stock Option Plan that has not vested as
of the date of your termination, shall continue to
pay you your bi-weekly rate in effect at the time
of termination for a period of six (6) months
(“Severance”); provide you with outplacement
services; provide and pay the Company’s portion of
your health insurance for a period of six (6)
months following such termination. You shall not
be required to mitigate damages by seeking
employment elsewhere. If you are terminated with
cause, the Company shall pay you only your current
base salary earned through the termination date,
plus accrued vacation, if any, to which you are
entitled as provided in accordance with the terms
and conditions of such benefit plan.
“Cause” shall include (i) your conviction of a
felony, either in connection with the performance
of your obligations to the Company or otherwise,
which adversely affects your ability to perform
such obligations or materially adversely affects
the business activities, reputation, goodwill or
image of the Company, (ii) your willful
disloyalty, deliberate dishonesty, breach of
fiduciary duty to the company (iii) your breach of
the terms of this Agreement, or your failure or
refusal to use your best efforts to carry out any
material tasks that do not violate any other term
of this agreement, provided such tasks are
assigned to you by the Company in accordance with
the terms hereof, which breach or failure
continues for a period of more than thirty (30)
days after your receipt of written notice thereof
from the Company, (iv) the commission by you of
any act of fraud, embezzlement or deliberate
disregard of a rule or policy of the Company known

to you o te a majority of	r contained in a policy and procedure
manual provided to you which results in material
loss, damage or injury to the Company, or (v) the
material breach by you of any of the material
provisions of the Confidentiality Assignment of
Inventions and Non-Competition Agreement.
Termination of your employment by you shall
constitute termination for “Good Reason” if such
termination occurs (a) within eighteen months of a
“Change in Control” (as hereinafter defined) (b)
within three months of a material diminution in
your responsibilities as Chief Business Officer,
provided that such diminution is not in connection
with the termination of your employment for Cause,
(c) within three months of your principal work
location changing to be more than 50 miles from
your then current residence; or (d) in the event
you should die while an employee of the Company.
The Company shall notify you, within 10 days of
receipt of your notice of intent to terminate your
employment for Good Reason, if the Company
disagrees with your intent to terminate pursuant
to this paragraph.
A “Change in Control” shall be deemed to have
occurred if either: (i) any “person” (including,
without limitation, any individual, sole
proprietorship, partnership, trust, corporation,
association, joint venture, or other entity,
whether or not incorporated), or “group” of
persons (as such terms are used in Sections 13(d)
and 14(d) of the Securities Exchange Act of 1934,
as amended (the “Exchange Act”)), becomes, after
the date hereof, the “beneficial owner” (as
defined in Rule 13d-3 under the Exchange Act),
directly or indirectly, of securities of the
Company representing fifty percent (50%) or more
of the combined voting power of the Company’s then
outstanding securities; (ii) during any two (2)
year period, individuals who constitute the Board
of Directors at the beginning of such period,
together with any new directors elected or
appointed during the period whose election or
appointment resulted from a vacancy on the Board
of Directors caused by the retirement, death, or
disability of a director and whose election or
appointment was approved by a vote of at least a
majority of the directors then still in office who
were directors at the beginning of the period,
cease for any reason to constitu

the Board of Directors; (iii) the Company sells,
assigns, conveys, transfers, leases or otherwise
disposes of all or substantially all of its assets
to any person; (iv) the Company consolidates with,
or merges with or into another entity, or any
entity consolidates with, or merges with or into,
the Company (a “Merger”), in which the owners of
outstanding voting stock of the Company
immediately prior to such Merger do not represent
at least a majority of the voting power in the
surviving entity after the Merger; or (v) the
stockholders of the Company approve a plan of
liquidation or dissolution.

Conflict:	You hereby acknowledge that you are not a party to
any agreement that in any way prohibits or imposes
any restrictions on your employment with the
Company, and your acceptance hereof will not
breach any agreements to which you are a party.

Employment Requirements And Period:	If you accept this position, you will be an
employee at will, meaning you are not obligated to
remain employed at the Company for any specific
period of time. Likewise, the Company is not
obligated to employ you for any specific period.

Other Provisions:	Employment will be contingent upon your signing
the Avalon Pharmaceuticals, Inc. Confidentiality,
Assignment of Inventions and Non-Competition
Agreement. You also agree to be bound by all
personnel policies that may be adopted from time
to time.

I look forward to having you as part of the team and believe you will play an important role in the growth of the Company.

Sincerely,

ON BEHALF OF AVALON PHARMACEUTICALS, INC.:

/s/ Kenneth C. Carter	September 21, 2006

Kenneth C. Carter President & CEO	Date

ACCEPTED:

/s/David D. Muth	September 21, 2006

David D. Muth	Date

Attachment A
Moving Assistance & Relocation

David Muth
September 2006

Sale of house

•	Realtor fees, not to exceed 6% unless authorization is obtained for a higher rate

•	Closing costs, including attorney fees and stamp taxes

Move

•	Moving costs, including packing, unpacking, transportation, declared value insurance

Employee must submit 3 bids from moving companies to Avalon

Avalon will provide insurance on the declared value of your household goods

•	One week of temporary housing during your first week of employment plus reimbursement of up to $7,800 additional temporary housing. The Company is not obligated to pay this allowance if it is not utilized

Does not include cost of phone, food or utilities

•	Storage of household goods, if necessary, for up to 90 days while in temporary housing

Purchase of new house

•	Closing costs of new home

•	Reimbursement for up to 3 round trip flights and related expenses for your spouse to come to Maryland for house hunting trips.

•	Additional reimbursable fees include: title search, customary legal, notary, recording, transfer, necessary pre-purchase home inspections and other approved closing fees

•	Reimbursement up to a maximum of $1,000 for miscellaneous one-time expenses associated with moving into a new house (e.g. cost of re-keying the house, fees to establish telephone, gas, electric, cable services, etc.)

•	Reimbursement of origination fees not to exceed $2,000.00

•	Discount points will be excluded

Avalon Pharmaceuticals will gross-up relocation expenses, which are not deductible pursuant to Federal income tax law. In addition to the Federal income tax liability, Avalon Pharmaceuticals will gross-up certain reimbursed relocation expenses which you are unable to deduct in full or in part pursuant to state income tax law. If you are subject to additional FICA tax due to reimbursement of non-deductible relocation expenses, you will be grossed-up for the appropriate amount.

Initials

/s/KCC

/s/DDM